FOR IMMEDIATE RELEASE                                 March 26, 2020

Jefferies Announces First Quarter 2020 Financial Results
All-Time Record Quarterly Results at Jefferies Group

New York, New York, March 26, 2020--Jefferies Financial Group Inc. (NYSE: JEF) today announced its financial results for the three months ended February 29, 2020.

Highlights for the three months ended February 29, 2020:

•	Net income attributable to Jefferies Financial Group common shareholders of $113 million, or $0.37 per diluted share

•	Pre-tax income of $158 million

•	Jefferies Group quarterly record total net revenues of $1,171 million, pre-tax income of $235 million, net earnings of $171 million and return on tangible equity of 16.1%[1]

◦	Record Investment Banking net revenues of $577 million, including record Advisory net revenues of $343 million

◦	Total Equities and Fixed Income net revenues of $494 million

◦	Asset Management revenues (before allocated net interest2) of $33 million

•	Merchant Banking pre-tax loss of $54 million

◦
Positive contributions from Vitesse, Idaho Timber and FXCM, were more than offset by noncash charges to write-off the value of HomeFed's Fulton Mall joint venture investment related to a softening of the Brooklyn real estate market, and to write-down the value of our investment in JETX to reflect the impact of oil price declines during the quarter; also includes a gain of about $60 million from effective short-term hedges against mark-to-market and fair value decreases in our Merchant Banking investments

•
Repurchases of 14.7 million shares for $325.5 million, or an average price of $22.21; 277.1 million shares outstanding and 300.4 million shares outstanding on a fully diluted basis[3] at February 29, 2020

◦
Additional share repurchases since quarter-end of 8.0 million shares for $139.7 million, or $17.44 per share; pro forma[4] for the 8.0 million share repurchases, 269.1 million shares outstanding and 292.4 million shares outstanding on a fully diluted basis

•
Jefferies Financial Group had parent company liquidity of $1.9 billion at February 29, 2020. Jefferies Group continues to maintain a large liquidity buffer of $6.4 billion of cash and unencumbered liquid collateral at February 29, 2020, which represents 14% of its total balance sheet.

Rich Handler, our CEO, and Brian Friedman, our President, said:

"Jefferies Group's all-time quarterly record net revenues of $1.17 billion and return on tangible equity of 16.1%1 demonstrate the scalability, operating leverage and opportunity of our business. For years, we have invested and believed in the capacity of our team and operations, as well as the uniqueness of our culture and business model, and are gratified by these results. We had determined that 2020 would be a year in which we would seek to realize on the potential and capabilities of our Investment Banking, Equities, Fixed Income and Asset Management platforms, and these first quarter results demonstrate our considerable progress. Our first quarter also reflects record performance in mergers, acquisitions and advisory, solid results in equity underwriting and better performance in debt underwriting, with broad contribution from our sector teams and regional presence. Our Equities and Fixed Income results were strong and we believe consistent with our continually enhanced market position.

"Our all-time record quarterly results are all but ancient history, given the recent lightspeed change in the economy and financial markets, but do highlight that Jefferies entered this period of duress in the healthiest position in our history.  The global Coronavirus affliction has wreaked havoc on the global economy and all financial markets.  Our Investment Banking backlog remains solid, reflecting what our clients want to achieve, but there is little visibility on what can realistically get accomplished under current market conditions.  While waiting for conditions to improve for more traditional transactions, we are pivoting to more actionable investment banking solutions that are possible due to our full service capabilities, such as rescue financings, rights offerings, restructurings and alternative methods of getting much needed liquidity to our clients.  We are hopeful that the combination of time for the health crisis to pass, along with the onset of much needed large-scale government stimulus, will allow the economy to begin to heal, with the eventual return of some form of normalcy for our clients.  The three week initial shock of the economic shutdown has adversely affected our Equities, Fixed Income and Asset Management businesses.  More recently, those businesses have begun to stabilize.  Jefferies Group's securities inventory and asset management investments remain diversified and the aggregate of all mark-to-market losses recognized to date have been reasonable. We have already experienced some rebound from the lowest levels last week.

"Our firm was able to transform swiftly to a “virtual organization,” with most people working from home and as a result, our ability to serve our clients even with highly elevated trading volumes, is remarkably strong.  We believe we are gaining market share, at least that is what our clients are telling us.  Our people have proven to be the difference maker once again in a period of stress.  We are committed to navigating these challenging conditions, leaning upon the strength of our employee-led culture, and our “never stronger” capital position, competitive strength and brand.  We are determined to devote all resources throughout our global firm to best assist our broad client base in dealing with the multitude of challenges and opportunities this environment presents.

"Jefferies Group’s $46.2 billion balance sheet at quarter-end continues to be straightforward, highly liquid and supported by ample long term and permanent capital. Consistent with recent period ends, Level 3 assets continue to be modest at a total of $346 million, or less than 2% of total inventory.  Our distressed energy exposure is a fraction of that of a few years ago.  Additionally, Jefferies Finance, our corporate lending joint venture, has current loan commitments across various industries, but none in the energy or hospitality sectors.  Only a very small proportion of Jefferies Finance's revolving credit to clients are to the energy, leisure/gaming and hospitality sectors.

"Jefferies Financial Group had parent company liquidity of $1.9 billion at February 29, 2020.  This reflects significant asset sales over the course of the past several years and strong cash flow generation from our remaining businesses, and is after significant share buybacks and dividends.  Consistent with our historic practice, Jefferies Group continues to maintain a large liquidity buffer which totaled $6.4 billion of cash and unencumbered liquid collateral at February 29, 2020, representing 14% of its total balance sheet.

"Jefferies book value per share was $33.74 and tangible book value per fully diluted share5 was $24.74 at the end of the first quarter, and, pro forma4 for the 8.0 million of incremental shares repurchased since quarter end, Jefferies tangible book value per fully diluted share5 was $24.94."

Separately, Jefferies announced that having completed the repurchase of shares under the previous authorization, the Board of Directors has approved a share repurchase authorization of $100 million. Shares may be repurchased by Jefferies from time to time in the open market, through block trades or otherwise.

In addition, the Jefferies Board of Directors declared a quarterly cash dividend equal to $0.15 per Jefferies common share payable on May 29, 2020 to record holders of Jefferies common shares on May 18, 2020.

We expect to file our Form 10-Q on or about April 8, 2020.

* * * *

Amounts herein pertaining to February 29, 2020 represent a preliminary estimate as of the date of this earnings release and may be revised upon filing our Quarterly Report on Form 10-Q with the Securities and Exchange Commission ("SEC"). More information on our results of operations for the three month period ended February 29, 2020 will be provided upon filing our Quarterly Report on Form 10-Q with the SEC.

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements about our future and statements that are not historical facts. These forward-looking statements are usually preceded by the words "should," "expect," "intend," "may," "will," or similar expressions. Forward-looking statements may contain expectations regarding revenues, earnings, operations, and other results, and may include statements of future performance, plans, and objectives. Forward-looking statements also include statements pertaining to our strategies for future development of our businesses and products. Forward-looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. Information regarding important factors, including Risk Factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained in reports we file with the SEC. You should read and interpret any forward-looking statement together with reports we file with the SEC.

Past performance may not be indicative of future results. Different types of investments involve varying degrees of risk. Therefore, it should not be assumed that future performance of any specific investment or investment strategy will be profitable or equal the corresponding indicated performance level(s).

For further information, please contact:

Teresa S. Gendron
Chief Financial Officer
Jefferies Financial Group Inc.
Tel. (212) 460-1932

1
Return on tangible equity (a non-GAAP financial measure) equals our first quarter of 2020 annualized net earnings attributable to Jefferies Group LLC divided by our tangible Jefferies Group LLC member's equity (a non-GAAP financial measure) of $4,311 million at November 30, 2019. Refer to page 8.

2
Allocated net interest represents the allocation of a ratable portion of Jefferies Group LLC's long-term debt interest expense to Jefferies Group LLC's Asset Management reportable segment, net of interest income on Jefferies Group LLC's Cash and cash equivalents and other sources of liquidity, which allocation is consistent with Jefferies Group LLC's policy of allocating such items to all its business lines. Refer to Jefferies Group LLC's summary of Net Revenues by Source on page 7.

3
Shares outstanding on a fully diluted basis, a non-GAAP measure, is defined as Jefferies Financial Group's common shares outstanding plus restricted stock units and other shares. Refer to schedule on page 10 for reconciliation to U.S. GAAP amounts.

4
Pro forma adjustments are non-GAAP measures and adjust the February 29, 2020 shares outstanding and book value by the share repurchases made subsequent to quarter end. Refer to schedule on page 10 for reconciliation to U.S. GAAP amounts.

5
Tangible book value per fully diluted share, a non-GAAP measure, is defined as Tangible book value divided by shares outstanding on a fully diluted basis. Tangible book value, a non-GAAP measure, is defined as Jefferies Financial Group shareholders' equity (book value) less Intangible assets, net and goodwill. Shares outstanding on a fully diluted basis, a non-GAAP measure, is defined as Jefferies Financial Group's common shares outstanding plus restricted stock units and other shares. Refer to schedule on page 10 for reconciliation to U.S. GAAP amounts.

Summary for Jefferies Financial Group Inc. and Subsidiaries
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended February 29, 2020	Three Months Ended February 28, 2019

Net revenues	$1,386,328	$828,443

Income before income taxes and income (loss) related to associated companies	$225,649	$22,004
Income (loss) related to associated companies	(67,855)	27,313
Income before income taxes	157,794	49,317
Income tax provision	45,773	2,302
Net income	112,021	47,015
Net (income) loss attributable to the noncontrolling interests	2,129	(1,066)
Net loss attributable to the redeemable noncontrolling interests	282	138
Preferred stock dividends	(1,422)	(1,276)
Net income attributable to Jefferies Financial Group Inc. common shareholders	$113,010	$44,811

Basic earnings per common share attributable to Jefferies Financial Group Inc. common shareholders:
Net income	$0.37	$0.14

Number of shares in calculation	302,406	315,175

Diluted earnings per common share attributable to Jefferies Financial Group Inc. common shareholders:
Net income	$0.37	$0.14

Number of shares in calculation	308,280	318,752

A summary of results for the three months ended February 29, 2020 is as follows (in thousands):

	Investment Banking and Capital Markets (1)	Asset Management (1)	Merchant Banking (1)	Corporate	Parent Company Interest	Consolidation Adjustments	Total
Net revenues	$1,148,829	$20,329	$204,559	$9,792	$—	$2,819	$1,386,328

Expenses:
Compensation and benefits	620,924	22,221	17,190	9,858	—	—	670,193
Cost of sales (2)	52,874	6,307	72,443	—	—	—	131,624
Interest expense	—	—	8,773	—	12,781	—	21,554
Depreciation and amortization	19,116	625	18,841	888	—	—	39,470
Selling, general and other expenses	205,958	12,105	73,080	6,800	—	(105)	297,838
Total expenses	898,872	41,258	190,327	17,546	12,781	(105)	1,160,679
Income (loss) before income taxes and loss related to associated companies	249,957	(20,929)	14,232	(7,754)	(12,781)	2,924	225,649
Loss related to associated companies	—	—	(67,855)	—	—	—	(67,855)
Income (loss) from before income taxes	$249,957	$(20,929)	$(53,623)	$(7,754)	$(12,781)	$2,924	157,794
Income tax provision							45,773
Net income							$112,021

A summary of results for the three months ended February 28, 2019 is as follows (in thousands):

	Investment Banking and Capital Markets (1)	Asset Management (1)	Merchant Banking (1)	Corporate	Parent Company Interest	Consolidation Adjustments	Total
Net revenues	$658,247	$30,745	$132,692	$4,193	$—	$2,566	$828,443

Expenses:
Compensation and benefits	361,314	16,854	13,903	17,521	—	—	409,592
Cost of sales (2)	47,136	4,732	66,921	—	—	—	118,789
Interest expense	—	—	8,256	—	14,762	—	23,018
Depreciation and amortization	17,330	455	15,294	855	—	—	33,934
Selling, general and other expenses	177,350	7,740	29,022	7,160	—	(166)	221,106
Total expenses	603,130	29,781	133,396	25,536	14,762	(166)	806,439
Income (loss) before income taxes and income related to associated companies	55,117	964	(704)	(21,343)	(14,762)	2,732	22,004
Income related to associated companies	—	220	27,093	—	—	—	27,313
Income (loss) before income taxes	$55,117	$1,184	$26,389	$(21,343)	$(14,762)	$2,732	49,317
Income tax provision							2,302
Net income							$47,015

(1) We now present Asset Management as a separate reporting segment. Prior year amounts have been reclassified to conform to current segment disclosure.
(2) Includes Floor brokerage and clearing fees.

The following financial tables provide information for the results of Jefferies Group LLC and should be read in conjunction with Jefferies Group LLC's Annual Report on Form 10-K for the year ended November 30, 2019. Amounts herein pertaining to February 29, 2020 represent a preliminary estimate as of the date of this earnings release and may be revised in Jefferies Group LLC's Quarterly Report on Form 10-Q for the quarter ended February 29, 2020.

Jefferies Group LLC and Subsidiaries
Consolidated Statements of Earnings
(Amounts in Thousands)
(Unaudited)

	Quarter Ended
	February 29, 2020	November 30, 2019	February 28, 2019
Revenues:
Commissions and other fees (1)	$179,535	$182,466	$155,142
Principal transactions	371,902	137,256	234,298
Investment banking	592,002	400,513	285,596
Asset management fees and revenues (2)	11,720	3,935	7,031
Interest	294,668	333,507	360,975
Other (1)(2)	29,729	15,859	11,830
Total revenues	1,479,556	1,073,536	1,054,872
Interest expense	308,860	325,734	369,154
Net revenues	1,170,696	747,802	685,718

Non-interest expenses:
Compensation and benefits	635,230	422,548	371,685

Non-compensation expenses:
Floor brokerage and clearing fees	60,580	58,773	51,977
Technology and communications	89,184	87,931	79,170
Occupancy and equipment rental	27,503	31,885	28,539
Business development	29,957	34,728	30,555
Professional services	44,665	45,296	36,927
Underwriting costs	17,529	14,617	8,575
Other	30,670	28,153	15,705
Total non-compensation expenses	300,088	301,383	251,448
Total non-interest expenses	935,318	723,931	623,133
Earnings before income taxes	235,378	23,871	62,585
Income tax expense	64,013	495	16,220
Net earnings	171,365	23,376	46,365
Net earnings (loss) attributable to noncontrolling interests	(2,024)	(1,784)	384
Net earnings attributable to Jefferies Group LLC	$173,389	$25,160	$45,981

Pre-tax operating margin	20.1%	3.2%	9.1%
Effective tax rate	27.2%	2.1%	25.9%

(1)
In the third quarter of 2019, Jefferies Group LLC reorganized the presentation of certain other fees, primarily related to prime brokerage services offered to clients. Jefferies Group LLC's Consolidated Statement of Earnings reflects the reclassification of revenues of $7.8 million from Other revenues to Commissions and other fees for the three months ended February 28, 2019. There is no impact on Total revenues as a result of this change in presentation.

(2)
In the fourth quarter of 2019, Jefferies Group LLC reorganized the presentation of revenues from arrangements which entitle us to certain portions of revenues and/or profits of strategic asset management partners. Jefferies Group LLC's Consolidated Statement of Earnings reflects the reclassification of revenues of $0.4 million from Other revenues to Asset management fees and revenues for the three months ended February 28, 2019. There is no impact on Total revenues as a result of this change in presentation.

Jefferies Group LLC and Subsidiaries
Selected Statistical Information
(Amounts in Thousands, Except Other Data)
(Unaudited)

	Quarter Ended
	February 29, 2020	November 30, 2019	February 28, 2019
Net Revenues by Source:
Advisory	$343,158	$195,035	$180,482

Equity underwriting	131,692	105,119	51,337
Debt underwriting	117,152	100,359	53,777
Total underwriting	248,844	205,478	105,114
Other investment banking	(14,529)	(7,501)	(7,642)
Total investment banking	577,473	393,012	277,954

Equities	245,641	200,128	174,539
Fixed income	248,182	163,016	196,759
Total capital markets	493,823	363,144	371,298

Other	77,533	4,948	8,995

Total Investment Banking and Capital Markets (1) (2)	1,148,829	761,104	658,247

Asset management fees and revenues (3)	11,720	3,935	7,031
Investment return (3) (4) (5)	20,839	(7,637)	32,050
Allocated net interest (4) (6)	(10,692)	(9,600)	(11,610)
Total Asset Management	21,867	(13,302)	27,471

Net Revenues	$1,170,696	$747,802	$685,718

Other Data:
Number of trading days	61	63	59
Number of trading loss days	4	10	9

Average firmwide VaR (in millions) (7)	$7.39	$7.70	$9.06

(1)	Includes net interest revenue of $2.9 million, $22.6 million and $4.6 million for the quarters ended February 29, 2020, November 30, 2019, and February 28, 2019, respectively.
(2)
Allocated net interest is not separately disaggregated in presenting our Investment Banking and Capital Markets reportable segment within Jefferies Group LLC's Net Revenues by Source. This presentation is aligned to our Investment Banking and Capital Markets internal performance measurement.

(3)
In the fourth quarter of 2019, Jefferies Group LLC reorganized the presentation of revenues from arrangements which entitle us to certain portions of revenues and/or profits of strategic asset management partners. Jefferies Group LLC's Net Revenues by Source reflects the reclassification of revenues of $0.4 million from Investment return revenues to Asset management fees and revenues for the three months ended February 28, 2019. There is no impact on Total Asset Management revenues as a result of this change in presentation.

(4)
Net revenues attributed to the Investment return in Jefferies Group LLC's Asset Management reportable segment have been disaggregated to separately present Investment return and Allocated net interest (see footnotes 5 and 6). This disaggregation is intended to increase transparency and to make clearer actual Investment return. We believe that aggregating Investment return and Allocated net interest would obscure the Investment return by including an amount that is unique to Jefferies Group LLC's credit spreads, debt maturity profile, capital structure, liquidity risks and allocation methods, none of which are pertinent to the Investment returns generated by the performance of the portfolio.

(5)	Includes net interest expense of $6.4 million, $5.2 million and $1.2 million for the quarters ended February 29, 2020, November 30, 2019, and February 28, 2019, respectively.
(6)
Allocated net interest represents the allocation of Jefferies Group LLC's long-term debt interest expense to Jefferies Group LLC's Asset Management reportable segment, net of interest income on Jefferies Group LLC's Cash and cash equivalents and other sources of liquidity (refer to page 8).

(7)
VaR estimates the potential loss in value of Jefferies Group LLC's trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7 "Management's Discussion and Analysis" in Jefferies Group LLC's Annual Report on Form 10-K for the year ended November 30, 2019.

Jefferies Group LLC and Subsidiaries
Financial Highlights
(Amounts in Millions, Except Where Noted)
(Unaudited)

	Quarter Ended
	February 29, 2020	November 30, 2019	February 28, 2019
Financial position:
Total assets (1)	$46,203	$43,516	$43,134
Average total assets for the period (1)	$55,333	$52,539	$52,934
Average total assets less goodwill and intangible assets for the period (1)	$53,518	$50,727	$51,109

Cash and cash equivalents (1)	$4,901	$5,568	$4,132
Cash and cash equivalents and other sources of liquidity (1) (2)	$6,371	$6,918	$5,691
Cash and cash equivalents and other sources of liquidity - % total assets (1) (2)	13.8%	15.9%	13.2%
Cash and cash equivalents and other sources of liquidity - % total assets less goodwill and intangible assets (1) (2)	14.4%	16.6%	13.8%

Financial instruments owned (1)	$17,897	$16,363	$16,900
Goodwill and intangible assets (1)	$1,810	$1,814	$1,826
Right-of-use assets (1) (3)	$512	N/A	N/A

Total equity (including noncontrolling interests) (1)	$6,332	$6,130	$6,157
Total Jefferies Group LLC member's equity (1)	$6,313	$6,125	$6,151
Tangible Jefferies Group LLC member's equity (1) (4)	$4,503	$4,311	$4,326

Level 3 financial instruments:
Level 3 financial instruments owned (1) (5)	$346	$307	$395
Level 3 financial instruments owned - % total assets (1) (5)	0.7%	0.7%	0.9%
Level 3 financial instruments owned - % total financial instruments (1) (5)	1.9%	1.9%	2.3%
Level 3 financial instruments owned - % tangible Jefferies Group LLC member's equity (1) (5)	7.7%	7.1%	9.1%

Other data and financial ratios:
Total long-term capital (1) (6)	$12,706	$12,343	$11,899
Leverage ratio (1) (7)	7.3	7.1	7.0
Tangible gross leverage ratio (1) (8)	9.9	9.7	9.5
Adjusted tangible gross leverage ratio (1) (3) (9)	11.0	N/A	N/A

Number of trading days	61	63	59
Number of trading loss days	4	10	9
Average firmwide VaR (10)	$7.39	$7.70	$9.06

Number of employees, at period end	3,822	3,815	3,613

N/A — Not Applicable

Jefferies Group LLC and Subsidiaries
Financial Highlights - Footnotes

(1)
Amounts pertaining to February 29, 2020 represent a preliminary estimate as of the date of this earnings release and may be revised in Jefferies Group LLC's Quarterly Report on Form 10-Q for the quarter ended February 29, 2020.

(2)
At February 29, 2020, other sources of liquidity include high quality sovereign government securities and reverse repurchase agreements collateralized by U.S. government securities and other high quality sovereign government securities of $638 million, in aggregate, and $832 million, being the estimated amount of additional secured financing that could be reasonably expected to be obtained from Jefferies Group LLC's financial instruments that are currently not pledged after considering reasonable financing haircuts. The corresponding amounts included in other sources of liquidity at November 30, 2019 were $973 million and $377 million, respectively, and at February 28, 2019, were $1,194 million and $365 million, respectively.

(3)
Jefferies Group LLC adopted the new lease standard on December 1, 2019 using a modified retrospective transition approach. Accordingly, reported financial information for historical comparable periods is not revised and continues to be reported under the accounting standards in effect during those historical periods. We elected not to reassess whether existing contracts are or contain leases, or the lease classification and initial direct costs of existing leases upon transition. At transition on December 1, 2019, the adoption of this standard resulted in the recognition of ROU assets of $520 million, reflected in Premises and equipment in Jefferies Group LLC's Consolidated Statement of Financial Condition.

(4)
Tangible Jefferies Group LLC member's equity (a non-GAAP financial measure) represents total Jefferies Group LLC member's equity less goodwill and identifiable intangible assets. We believe that tangible Jefferies Group LLC member's equity is meaningful for valuation purposes, as financial companies are often measured as a multiple of tangible equity, making these ratios meaningful for investors.

(5)
Level 3 financial instruments represent those financial instruments classified as such under Accounting Standards Codification 820, accounted for at fair value and included within Financial instruments owned.

(6)
At February 29, 2020, November 30, 2019, and February 28, 2019, total long-term capital includes Jefferies Group LLC's long-term debt of $6,374 million, $6,214 million and $5,742 million, respectively, and total equity. Long-term debt included in total long-term capital is reduced by amounts outstanding under the revolving credit facility, amounts from secured term loans and the amount of debt maturing in less than one year, as applicable.

(7) Leverage ratio equals total assets divided by total equity.
(8)
Tangible gross leverage ratio (a non-GAAP financial measure) equals total assets less goodwill and identifiable intangible assets divided by tangible Jefferies Group LLC member's equity. The tangible gross leverage ratio is used by rating agencies in assessing Jefferies Group LLC's leverage ratio.

(9)
Adjusted tangible gross leverage ratio (a non-GAAP financial measure) equals total assets less goodwill and identifiable intangible assets and right-of-use assets divided by tangible Jefferies Group LLC member's equity less right-of-use assets.

(10)
VaR estimates the potential loss in value of Jefferies Group LLC's trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7 "Management's Discussion and Analysis" in Jefferies Group LLC's Annual Report on Form 10-K for the year ended November 30, 2019.

Jefferies Financial Group Inc.
Non-GAAP Reconciliation

The following table reconciles Jefferies Financial Group non-GAAP measures to their respective U.S. GAAP measures. Management believes such non-GAAP measures are useful to investors as they allow them to view our results through the eyes of management, while facilitating a comparison across historical periods. These measures should not be considered a substitute for, or superior to, measures prepared in accordance with U.S. GAAP.

Jefferies Financial Group Book Value and Shares Outstanding GAAP Reconciliation

The table below reconciles our book value to tangible book value and our common shares outstanding to fully diluted shares outstanding (in thousands, except per share amounts):

	As Reported, February 29, 2020	Pro Forma Adjustments (1)	Pro Forma, February 29, 2020

Book value (GAAP)	$9,348,955	$(139,711)	$9,209,244
Less, Intangibles assets, net and goodwill	(1,918,068)	—	(1,918,068)
Tangible book value (non-GAAP)	$7,430,887	$(139,711)	$7,291,176

Common shares outstanding (GAAP)	277,109	(8,009)	269,100
Restricted stock units ("RSUs")	22,267	—	22,267
Other	1,004	—	1,004
Fully diluted shares outstanding (non-GAAP) (2)	300,380	(8,009)	292,371

Book value per share outstanding	$33.74		$34.22
Tangible book value per fully diluted share outstanding	$24.74		$24.94

(1) Reflects the repurchase of 8.0 million shares of the Company's common stock for $139.7 million after February 29, 2020.
(2) Fully diluted shares outstanding exclude preferred shares as they are antidilutive. Fully diluted shares outstanding include vested RSUs as well as the target number of RSUs issuable under the senior executive compensation plans.